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                                                                   EXHIBIT 10.20

                                PROMISSORY NOTE

$4,450,000.00                                                   Phoenix, Arizona
                                                                  August 3, 1994

     1. FOR VALUE RECEIVED, CITADEL REALTY, INC., a Delaware corporation, having an office at 600 North Brand Boulevard, Glendale, California 91209 ("Maker"), promises to pay to the order of FIDELITY FEDERAL BANK, A Federal Savings Bank, having an office at 600 North Brand Boulevard, Glendale, California 91209, or its successor or assigns (collectively, the "Payee"), the principal sum of FOUR MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS ($4,450,000.00), in lawful money of the United States of America with interest thereon from the date of this Note at the Interest Rate (hereinafter defined).

     2.   (a)   The interest rate in effect from time to time (the "Interest
Rate") shall be a rate equal to (i) 9.25% per annum until July 31, 1995 (the "Fixed Rate Period"); and (ii) thereafter, LIBOR plus 4.50% per annum for each Interest Period, adjusted monthly;

PROVIDED, HOWEVER, that for the purposes of Arizona Revised Statutes (S)44-1201, the rate of interest contracted for in writing shall be the sum of the Interest Rate plus any other fees or charges to Maker which are, or are deemed by a court of competent jurisdiction to be, interest or in the nature of interest.

          (b)   As used in this Paragraph 2:

                (i) "Business Day" shall mean a day in which dealings are carried on in the London interbank market and banks are not required or authorized to close in London, England.

                (ii)   "Interest Period" shall mean a calendar month.

                (iii) "LIBOR" shall mean the 30-day London Interbank Offered Rate for United States dollar deposits as published in the Wall Street Journal as of the first Business Day of each Interest Period.

          (c) Interest on the principal sum of this Note shall be calculated on the basis of a 360-day year, consisting of twelve (12) months of thirty (30) days each. However, interest due and payable for a period of less than a full calendar month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on a 360-day year. A payment of interest only shall be due on September 1, 1994 for the period ending August 31, 1994.

     3.   (a)   Maker shall make equal monthly payments in an amount sufficient to amortize the principal sum plus interest on the outstanding principal balance from time to time, payable in arrears, over a period of twenty-five (25) years, commencing on the first (1st)


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day of October, 1994, and on the first (1st) day of each calendar month thereafter (the "Monthly Due Date"). Monthly Payments for the Fixed Rate
Period through the payment due September 1, 1995 shall be in the amount of $38,108.99 per month. The amount of the equal monthly payments shall be recalculated at the end of each twelve-month period starting on September 1, 1995 and each September 1st thereafter for the new payment starting on each September 1st, with the then principal balance outstanding, together with interest at the then applicable Interest Rate, to be amortized over the remaining portion of the twenty-five (25) year amortization period; PROVIDED, HOWEVER, that the total increase in the equal monthly payments shall not exceed 7.5% of the prior period payment. Any interest which is not paid because of fluctuations in the actual Interest Rate, or the limit on increase in payments as a result of the annual adjustment, or otherwise, shall be accrued and added to the principal balance until the principal balance reaches a maximum of 110% of the initial principal balance, and at such point the then principal balance shall be reamortized at the then current Interest Rate over the balance of the twenty-five (25) year amortization period without regard to the limit on the increase in the total monthly payment.

        (b) All payments made on this Note, including without limitation any prepayments, shall be applied first to the payment of the interest then accrued and due on the unpaid principal balance under this Note and the remainder of each installment shall be applied to the reduction of the unpaid principal; provided, however, that if Maker fails to repay any advances of monies made by Holder under the terms of any Loan Document, Holder may, at its option, apply any monies received from Maker first to the repayment of such advance, plus interest thereon at the "Default Rate" (as hereinafter defined), and the balance shall then be applied on account of any installment then due.

        (c) The unpaid principal sum and all interest thereon and all other sums and fees due under this Note shall be due and payable on the first day of August, 2001 (the "Maturity Date").

        (d) If LIBOR shall equal eight percent (8.0%) or greater on any date when it is required to be determined, Maker shall purchase and thereafter maintain as long as LIBOR equals or exceeds eight percent (8.0%), a LIBOR cap of ten percent (10%) from a bank or financial institution acceptable to Payee and assign any payments due to Maker under the agreement to Payee effective upon an Event of Default by Payee under this Note or any document or instrument securing the Note, and if Maker shall fail to purchase such LIBOR cap, then Payee may do so and thereafter maintain the LIBOR cap during the required period, and all costs and expenses incurred by Payee in purchasing or maintaining the LIBOR cap shall be immediately due and payable by Maker to Payee and until paid shall bear interest at the Default Rate.

        (e) All payments under this Note shall be made to Payee at the address specified above, or to such other designated bank or place, or in such other manner, including wire transfer of immediately available funds, as Payee may from time to time specify in writing.

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     4.   The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon, and all other sums and fees payable hereunder, under the Deed of Trust (hereinafter defined), and under the other Loan Documents (as defined in the Mortgage) (such amounts hereinafter collectively referred to as the "Indebtedness") shall without notice become immediately due and payable at the option of Payee on the happening of any Event of Default, as defined in the Deed of Trust (defined herein).

     5. Maker shall have the right to prepay, in whole but not in part, the outstanding principal balance of the Note; provided that (a) Maker shall give Payee not less than 30, nor more than 90, days' prior written notice of its intention to prepay; and (b) prepayment shall be made on a business day; and (c) Maker shall pay Payee a prepayment premium equal to the following percentage of the then outstanding principal balance during the following periods after the date of this Note: five percent (5%) during the first thirty-six (36) months of the Note and declining by one percent (1%) during each twelve (12) month period thereafter to one percent (1%) in the last period of twelve (12) months or less prior to the Maturity Date. The prepayment premium shall be applicable to any payment, whether voluntary or involuntary, including a payoff of the Note after an acceleration upon an Event of Default.

     6. Maker agrees that upon the occurrence of any Event of Default, Payee shall have the option, without notice to Maker, of increasing the rate of interest on the entire unpaid principal balance of this Note (provided, however, that such rate of interest shall be increased automatically without notice or election by Maker, upon the occurrence of any of the events set forth in Section 4.1(i) of the Deed of Trust), effective from the date of such Event of Default (provided the Default Rate shall cease to be applicable upon the curing of such Events of Default), to a rate (the "Default Rate") equal to (a) five percent (5%) over the Interest Rate then applicable under this Note in the case of a monetary Event of Default, and (b) two percent (2%) over the Interest Rate then applicable under this Note in the case of a material non-monetary Event of Default, and (c) the higher of the rates if both a monetary and non-monetary Event of Default exist at the same time. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of an Event of Default. Mortgagee shall retain the right to exercise any and all rights and remedies available at law and in equity.

     7. This Note is secured by, among other things, a Deed of Trust, Assignment of Leases, Rents and Proceeds, Security Agreement and Fixture Filing (the "Deed of Trust") dated the date hereof given by Maker to Payee covering certain premises located in Maricopa County, Arizona.

     8. Notwithstanding any provision herein, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable State or Federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable State of Federal laws, the amount held to be in excess shall be considered payment


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of principal and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable State or Federal interest rate laws.

     9. If any monthly principal and interest payment is not paid in full within ten (10) days after the Monthly Due Date, or any other payment due to Maker under the Loan Documents is not paid within ten (10) days after the same is due, then a late charge equal to five percent (5%) of such payment (the "Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable. Such charges shall automatically become due to Payee without notice and shall be paid to defray the expenses incurred by Payee in handling and processing such delinquent payment, and to compensate Payee for the loss of the use of such delinquent payment, and such amount shall be secured by the Deed of trust. Such charges shall be in addition to interest at the Default Rate and all other rights and remedies available to Payee upon the occurrence of an Event of Default or a default under this Note or the Deed of Trust.

     10. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     11. Maker and all other persons or parties who may become liable for the payment of all or any part of the Indebtedness do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Indebtedness or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or the Deed of Trust, or any other Loan Document made by agreement between Payee and any such other person or party shall release, discharge, modify, change or affect the liability of Maker, and any other person who may become liable for the payment of all or any part of the Indebtedness, under any other provision of this Note or the Mortgage. MAKER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS NOTE OR THE INTERPRETATION, BREACH OR ENFORCEMENT HEREOF.

     12. In the event that it should become necessary to employ counsel to collect the Indebtedness or to protect or foreclose on the security therefor, Maker agrees to pay reasonable attorneys' fees for the services and disbursements of such counsel whether or not suit be brought.

     13. This Note is secured by a Deed of Trust and other Loan Documents of even date herewith.


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          14.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. MAKER AND EACH ENDORSER AND GUARANTOR HEREBY SUBMIT TO PERSONAL JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF EACH SUCH ENTITY'S OBLIGATIONS HEREUNDER, UNDER THE DEED OF TRUST, AND UNDER THE OTHER LOAN DOCUMENTS, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF ANY ACTION, SUIT, PROCEEDING OR
LITIGATION TO ENFORCE SUCH OBLIGATIONS OF SUCH ENTITY. MAKER, AND EACH ENDORSER AND GUARANTOR, HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT, PROCEEDING OR LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, THE DEED OF TRUST, OR ANY OF THE OTHER LOAN DOCUMENTS, (a) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT, PROCEEDING OR LITIGATION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS NOTE, THE DEED OF TRUST, THE GUARANTY, AND/OR ANY OF THE OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION,
(b) THAT THE ACTION, SUIT, PROCEEDING OR LITIGATION IS BROUGHT IN AN INCONVENIENT FORUM, OR (c) THAT THE VENUE OF THE ACTION, SUIT, PROCEEDING OR LITIGATION SUIT, PROCEEDING OR LITIGATION IS IMPROPER. IN THE EVENT SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, EACH MAKER, ENDORSER AND GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER SUCH ENTITY OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH ACTION, SUIT, PROCEEDING OR LITIGATION UPON SUCH ENTITY AT THE ADDRESS OF MAKER SET FORTH HEREIN.

          15. If any term, covenant or condition of this Note is held to be invalid, illegal or unenforceable in any respect, this Note shall be construed without such provision.

          16.  Time is of the essence of each and every provision hereof.

          17. The rights and remedies of Payee as provided in this Note and the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Maker, the property described in the Loan Documents, any guarantor hereof and any other funds, property or security held by Payee for the payment hereof or otherwise at the sole discretion of Payee. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights and remedies or of the right to exercise them at any later time.


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          IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

                                    CITADEL REALTY, INC.,
                                    a Delaware corporation


                                   By: /s/ Steve Wesson
                                          -----------------------
                                      Its: President
                                          -----------------------




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